Exhibit 99.2

FINANCIAL STATEMENTS

Em3 Corporation

(A Development Stage Enterprise)

As of December 31, 2001 and 2000 and

For the Year ended December 31, 2001 and the Period

August 16, 2000 (Inception) to December 31, 2000

Em3 Corporation

(A Development Stage Enterprise)

Financial Statements

As of December 31, 2001 and 2000

and for the Year ended December 31, 2001 and the Period

August 16, 2000 (Inception) to December 31, 2000

Report of Independent Accountants

The Board of Directors and Stockholders

Em3 Corporation

In our opinion, the accompanying balance sheet as of December 31, 2001 and 2000, and the related statements of operations, stockholders’ equity, and cash flows present fairly, in all material respects, the financial position of Em3 Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from August 16, 2000 (Inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas,

February 6, 2003

Em3 Corporation

(A Development Stage Enterprise)

Balance Sheets

	December 31,
	2001	2000
ASSETS

Current assets:
Cash and cash equivalents	$3,412,460	$6,626,235
Escrow	—	1,906,268
Accounts receivable	1,175	—
Receivable from stockholders	—	763,711
Interest receivable	6,684	41,682
Prepaid expenses and other current assets	132,739	125,000

Total current assets	3,553,058	9,462,896
Property and equipment, net	4,402,298	1,143,394

Total assets	$7,955,356	$10,606,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$174,430	$—
Due to Concentra Operating Corporation	66,073	627,565
Accrued liabilities	220,047	1,403,1132

Total current liabilities	460,550	2,030,697

Commitments and contingencies (see Note 9)

Stockholders’ equity:
Series A preferred stock, $1.00 par value, 23,000,000 shares authorized; 20,500,000 and 12,500,000 issued and outstanding	20,500,000	12,500,000
Class A common stock, $.01 par value, 750,000 shares authorized, issued and outstanding	7,500	7,500
Common stock, $.01 par value, 19,250,000 shares authorized	—	—
Deficit accumulated during the development stage	(13,012,694)	(3,931,907)

Total stockholders’ equity	7,494,806	8,575,593

Total liabilities and stockholders’ equity	$7,955,356	$10,606,290

See accompanying notes to financial statements.

Em3 Corporation

(A Development Stage Enterprise)

Statements of Operations

	For the Year Ended December 31, 2001	For the Period August 16, 2000 (Inception) through December 31, 2000
Net revenue	$3,134	$—
Costs and expenses:
Development	1,171,458	3,014,726
Operations	1,670,477	—
Sales and marketing	685,262	—
General and administrative	2,339,257	1,061,861
Depreciation	3,447,955	395

Total costs and expenses	9,314,409	4,076,982

Operating loss	(9,311,275)	(4,076,982)
Other income:
Interest income	230,488	145,075

Loss before income taxes	(9,080,787)	(3,931,907)

Provision for income taxes (see Note 7)	—	—

Net loss	$(9,080,787)	$(3,931,907)

See accompanying notes to financial statements.

Em3 Corporation

(A Development Stage Enterprise)

Statements of Stockholders’ Equity

	Series A Preferred Stock		Class A Common Stock		Series A Preferred Treasury Stock		Deficit Accumulated During the Development Stage	Total
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount
Balance, August 16, 2000 (inception)	—	$—	—	$—	—	$—	$—	$—
Issuance of Series A preferred stock	12,500,000	12,500,000	—	—	—	—	—	12,500,000
Issuance of Class A common stock	—	—	750,000	7,500	—	—	—	7,500
Net loss for the period	—	—	—	—	—	—	(3,931,907)	(3,931,907)

Balance, December 31, 2000	12,500,000	12,500,000	750,000	7,500	—	—	(3,931,907)	8,575,593
Issuance of Series A preferred stock	8,000,000	8,000,000	—	—	—	—	—	8,000,000
Repurchase of Series A preferred stock	—	—	—	—	(10,000)	(10,000)	—	(10,000)
Reissuance of Series A preferred stock	—	—	—	—	10,000	10,000	—	10,000
Net loss for the year	—	—	—	—	—	—	(9,080,787)	(9,080,787)

Balance, December 31, 2001	20,500,000	$20,500,000	750,000	$7,500	—	$—	$(13,012,694)	$7,494,806

See accompanying notes to financial statements.

Em3 Corporation

(A Development Stage Enterprise)

Statements of Cash Flows

	For the Year Ended December 31, 2001	For the Period August 16, 2000 (Inception) through December 31, 2000
Operating Activities:
Net loss incurred during the development stage	$(9,080,787)	$(3,931,907)
Adjustments to reconcile net loss:
Depreciation	3,447,955	395
Loss on sale of property and equipment	1,505	—
Change in assets and liabilities:
Escrow	1,906,268	(1,906,268)
Accounts receivable	(1,175)	—
Receivable from stockholders	763,711	(763,711)
Interest receivable	34,998	(41,682)
Prepaid expenses and other current assets	(7,739)	(125,000)
Accounts payable	174,430	—
Due to Concentra Operating Corporation	(561,492)	627,565
Accrued liabilities	(1,183,085)	1,403,132

Net cash used in operating activities	(4,505,411)	(4,737,476)

Investing Activities:
Purchases of property and equipment	(6,722,009)	(1,143,789)
Proceeds from sale of property and equipment	13,645	—

Net cash used in investing activities	(6,708,364)	(1,143,789)

Financing Activities:
Proceeds from issuance of preferred stock	8,000,000	12,500,000
Proceeds from issuance of common stock	—	7,500

Net cash provided by financing activities	8,000,000	12,507,500

Net Increase (Decrease) in Cash and Cash Equivalents	(3,213,775)	6,626,235
Cash and Cash Equivalents, beginning of year/period	6,626,235	—

Cash and Cash Equivalents, end of year/period	$3,412,460	$6,626,235

See accompanying notes to financial statements.

Em3 Corporation

(A Development Stage Enterprise)

Notes To Financial Statements—(Continued)

1. Organization and Description of Business

Em3 Corporation (the “Company”) was founded, incorporated and began operations on August 16, 2000. The Company provides an internet-based solution for the workers’ compensation industry, connecting employers, providers and payors to create efficiencies in the coordination of activities by all parties.

The Company is currently in the development stage. The Company completed its first round of private equity financing totaling $12,500,000 during 2000. On June 7, 2001, the Company completed its second round of private equity financing in the amount of $8,000,000 and issued 8,000,000 additional shares of Series A Preferred Stock.

Effective December 1, 2002, the Company’s assets were acquired by Concentra Inc. (“Concentra”).

2. Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the services have been provided to the customer, the sales price is fixed or determinable and collectibility is reasonably assured.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of acquisition to be cash equivalents.

Financial Instruments

The carrying amount of cash and cash equivalents, escrow, accounts receivable, receivables from stockholders, interest receivable, deposits, accounts payable, due to Concentra and accrued liabilities approximate fair value because of the short maturity of these items.

Concentration of Credit Risk

The Company maintains cash balances exceeding federally insured limits in a money market fund. However, management believes the fund is of high credit quality and considers any exposure from concentrations of credit risk to be minimal.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from six months to seven years.

Em3 Corporation

(A Development Stage Enterprise)

Notes To Financial Statements—(Continued)

Impairment of Long-Lived Assets

The Company evaluates long-lived assets to be held and used in the business, or to be disposed of, for impairment whenever events or changes in circumstances indicate that the net book value of the asset may not be recoverable. An impairment is determined by comparing expected future cash flows (undiscounted and before interest) to the net book value of the assets. If impairment exists, the amount of impairment is measured as the difference between the net book value of the assets and the estimated fair value of the related assets. The Company believes that no impairment of property or equipment existed at December 31, 2001 or 2000.

Income Taxes

The Company presents income taxes pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“FAS 109”). FAS 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities result in deferred tax assets, an evaluation of the Company’s ability to realize the future benefits indicated by such assets is required. A valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company’s ability to recognize the benefits of the assets in future years.

Accounting for Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“FAS 123”), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. For financial reporting purposes, the Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related Interpretations.

The Company accounts for equity instruments issued to non-employees in accordance with provisions of FAS 123 and the Emerging Issues Task Force Issue 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or In Conjunction with Selling Goods or Services, which require that such equity instruments are recorded at fair value on the measurement date, which is typically the date of grant.

Risks and Uncertainties

Emergence from the development stage is dependent upon successful implementation of the Company’s business strategy and development of a successful service. The Company will continue to incur expenditures in connection with the development and marketing of its product.

Start-Up Costs

The Company’s policy is to expense all start-up and organization costs as they are incurred. The Company incurred start-up costs totaling approximately $4,695,000 for the year ended December 31, 2001 and $1,062,000 for the period from August 16, 2000 (inception) through December 31, 2000.

Accounting for Internally-Developed Software

The Company follows the provisions of Statement of Position 98-1 (“SOP 98-1”), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, for its accounting for internally-developed software. Computer software costs that are incurred in the preliminary project stage are expensed in the period the costs are incurred. Once the capitalization criteria of SOP 98-1 has been met, external and internal direct costs of materials, labor and services consumed in developing or obtaining internal-use computer software are capitalized.

Em3 Corporation

(A Development Stage Enterprise)

Notes To Financial Statements—(Continued)

During the year ended December 31, 2001 and the period from August 16, 2000 (inception) through December 31, 2000, the Company incurred computer software development costs of approximately $6,443,000 and $3,434,000, respectively, of which $5,308,000 and $953,000 were capitalized. Approximately $1,135,000 and $2,481,000 were expensed during the year 2001 and the period from August 16, 2000 through December 31, 2000, respectively, and are included in development costs in the statements of operations. The software is used in the generation of revenue for the Company.

3. Property and Equipment

	Estimated Life	2001	2000
Computer software	2-3 Years	$7,246,562	$148,826
Computer hardware	5 Years	453,731	29,192
Furniture and fixtures	7 Years	26,228	10,515
Office equipment	5 Years	121,242	—
Leasehold improvements	0.5 year lease	—	2,122
Technology in progress		—	953,134

		7,847,763	1,143,789
Less: Accumulated depreciation		(3,445,465)	(395)

Property and equipment, net		$4,402,298	$1,143,394

4. Preferred Stock

During 2001, the Company authorized an additional 8,000,000 shares of convertible preferred stock, par value $1.00. This is in addition to the 15,000,000 shares authorized in 2000. At December 31, 2001, 2,500,000 of these shares remained undesignated. During 2001 and 2000, the Company issued 8,000,000 and 12,500,000 shares of Series A Preferred Stock, at par value of $1.00, respectively.

The preferred shares are convertible (i) at any time at the option of the stockholder, (ii) if the Company’s common stock sells for more than $3.00 per share after a public offering where aggregate proceeds are greater than $50 million, or (iii) any time agreed upon by the stockholders of a majority of the convertible preferred stock. The conversion price is $1.00 per share of common stock but can be adjusted for certain events under the Articles of Incorporation.

These shares may be purchased at the option of the Company, in whole, but not in part, at any time after December 31, 2001, and before the earliest of the completion of a third series of financing of more than $20 million, or March 31, 2002. The purchase price will be such that the total annualized return will equal 25% per annum, compounded annually.

The holders of the Series A Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Upon liquidation (including reorganization, merger, consolidation, or sale of substantially all of the Company’s assets), preferred stockholders will receive $1.00 per share (par value) plus any declared, but unpaid preferred dividends. Any remaining assets shall be distributed to the common stockholders.

5. Common Stock

During 2000, the Company authorized 20,000,000 shares of common stock, par value of $0.01. At December 31, 2001, 19,250,000 of these shares remained undesignated. During 2000, the Company issued 750,000 shares of convertible Class A Common Stock, par value of $0.01. The Class A Common Stock was issued at par.

Em3 Corporation

(A Development Stage Enterprise)

Notes To Financial Statements—(Continued)

The common shares are convertible upon the earlier of (i) the completion of a third series of private equity offerings with aggregate proceeds greater than $20 million, or (ii) March 31, 2002. Each common share automatically converts into shares of common stock as calculated by an adjustment factor. The adjustment factor is calculated after each adjustment issuance. An adjustment issuance is each time the Company issues equity securities, completes a series of financing, or completes an initial public offering. The adjustment factor is calculated as 5% of the number of fully diluted common shares (this includes the preferred and options) after the most recent adjustment issuance, divided by the number of Class A Common Stock shares after the most recent adjustment issuance.

The Class A Common Stock was cancelled in January 2002 with the par value of the stock returned to the stockholders.

6. Stock Option Plan

The Company has established the Em3 Corporation 2000 Stock Option and Restricted Stock Purchase Plan (the “Plan”) under which the Board of Directors or designated committees may grant up to 1,500,000 shares of common stock in the form of non-qualified stock options, incentive stock options, restricted stock, or unrestricted stock. Incentive stock options are to be granted at an option price not less than 110% of the stock’s fair market value at the time of issuance.

Options issued under the Plan have a vesting period of five years, beginning on January 1, 2001. Activity in the Plan for the year ended December 31, 2001 and for the period from August 16, 2000 (inception) through December 31, 2000 is as follows:

	2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of the period	285,000	$1.00	—	$—
Granted	562,000	1.00	285,000	1.00
Exercised	—	—	—	—
Forfeited	(10,000)	1.00	—	—
Expired	—	—	—	—

Outstanding at the end of the period	837,000	$1.00	285,000	$1.00

The following table summarizes information about stock options outstanding at December 31, 2001:

Exercise Price	Number Outstanding at December 31, 2001	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	837,000	9.66 years	$1.00

No options were exercisable at December 31, 2001 and 2000, respectively.

Em3 Corporation

(A Development Stage Enterprise)

Notes To Financial Statements—(Continued)

7. Income Taxes

Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The net deferred tax asset has been fully reserved because of uncertainty regarding the Company’s ability to recognize the benefit of the asset in future years. Management evaluates on a periodic basis their recoverability of deferred tax assets and the valuation allowance. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

	2001	2000
Deferred tax assets:
Net operating loss carryforwards	$4,748,007	$1,802,662
Accrued liabilities	6,894	7,815
Depreciation and amortization	50,865	—
Contribution carryover	492	—

Gross deferred tax assets	4,806,258	1,810,477

Deferred tax liabilities:
Depreciation and amortization	—	(359,253)

Net deferred tax assets	4,806,258	1,451,224
Valuation allowance	(4,806,258)	(1,451,224)

Deferred tax balance	$—	$—

The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate with the difference for December 31, 2001 and 2000 summarized below:

	2001	2000
Federal tax benefit at statutory rate	(34.0)%	(34.0)%
State taxes, net of federal benefit	(3.0)%	(3.0)%
Adjustment due to increase in valuation allowance	37.0%	37.0%

Provision for income taxes	0.0%	0.0%

As of December 31, 2001 and 2000, the Company had available net operating loss carryforwards totaling approximately $12,843,000 and $4,876,000, respectively, which expire beginning in 2021. Utilization of net operating loss carryforwards may be limited by the separate return loss year rules and could be affected by ownership changes, which may have occurred or could occur in the future.

8. Related Party Transactions

The President of the Company is a member of the senior management of Concentra. Several of the members of the Board of Directors of the Company also serve on the Board of Directors of Concentra and own common and preferred shares of Em3 Corporation.

The Company has an interim administrative services agreement with Concentra. Under terms of the agreement, all employees of the Company are leased from Concentra. For the year 2001 and the period from August 16, 2000 through December 31, 2000, the Company paid to Concentra approximately $3,406,000 and $773,000, respectively, for these leased employees. Additionally, computer network and office facilities, financial and accounting systems, risk management, and medical operations support is provided. The total amounts paid to Concentra for these services were approximately $118,000 and $74,000 for the year ended December 31, 2001 and the period from August 16, 2000 through December 31, 2000, respectively. At December 31, 2001 and 2000, the Company owed Concentra approximately $66,000 and $628,000, respectively, for payments made by Concentra. Amounts due Concentra are reimbursed by the Company in the subsequent month.

The Company also has an interim software license agreement with Concentra. Under terms of the agreement, the Company pays $2,500 per month for the software license.

9. Commitments and Contingencies

The Company is party to certain claims and litigation initiated in the ordinary course of business. The Company is not involved in any legal proceeding that it believes will result, individually or in the aggregate, in a material adverse effect upon its financial condition or results of operations.

10. Subsequent Events

The Company entered into a $1,000,000 revolving promissory note (“note”) in 2002 with WCAS. The note bears interest at an annual rate of 18% with principal and accrued interest due April 30, 2003. The Company received advances totaling $535,000 in 2002. After the Company was acquired by Concentra (see Note 1), Concentra repaid the outstanding principal and accrued interest.